Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (File No.: 333-284554) of Global Mofy AI Limited and its subsidiaries (the “Company”) of our report (the “Report”) dated January 9, 2025, relating to the Company’s consolidated financial statements as of and for the year ended September 30, 2025 as defined under the Report, which appears in this Annual Report on Form 20-F of the Company for the year ended September 30, 2025.

/s/ GOLDEN OCEAN FAC PAC

PCAOB ID 7285

Singapore

January 9, 2026